FINANCIAL                                                           Exhibit 99.1
RELATIONS BOARD




AT THE COMPANY             AT  FINANCIAL RELATIONS BOARD
--------------             --  -------------------------
James W. Christmas         Marilynn Meek - General Info (212) 445-8451
Chairman and CEO           Susan Garland - Analysts (212) 445-8458
(713) 866-8007


FOR IMMEDIATE RELEASE:
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September 21, 2004

                          KCS ENERGY TO PRESENT AT THE
                  IPAA 2004 OIL & GAS INVESTMENT SYMPOSIUM WEST

Houston, TX, September 21, 2004 -- KCS Energy, Inc. (NYSE: KCS) today announced that James W. Christmas, Chairman and Chief Executive Officer, and William N. Hahne, President and Chief Operating Officer, will present at the IPAA 2004 Oil & Gas Investment Symposium West at the Palace Hotel in San Francisco, California on Tuesday, September 28, 2004 at 1:35 p.m. local time.

Interested parties will be able to listen to and view KCS' presentation by logging on to
http://www.corporate-ir.net/ireye/conflobby.zhtml?ticker=kcs&item_id=940936.
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This link to the live webcast and playback will each be available through the
Investor Relations section of the Company's website at http://www.kcsenergy.com.
                                                       ------------------------

Except as otherwise noted in this press release, information on KCS' website or any other website is not incorporated into this press release by reference and does not otherwise constitute a part of this press release.

This press release and the presentation contain forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays and difficulties in developing currently owned properties, the failure of exploratory drilling to result in commercial wells, delays due to the limited availability of drilling equipment and personnel, fluctuation in oil and gas prices, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

KCS Energy is an independent energy company engaged in the acquisition, exploration and production of natural gas and crude oil operations in the Mid-Continent and Gulf Coast regions. For more information on KCS Energy, Inc., please visit the Company's website at http://www.kcsenergy.com.
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